UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2015

Gevo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

At a special meeting of the stockholders of Gevo, Inc. (the “Company”) held on April 13, 2015, the Company’s stockholders approved the authorization of the Board of Directors of the Company (the “Board”) to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse split of the Company’s common stock, par value $0.01 (the “Common Stock”), at a ratio of not less than 1-for-10 and not more than 1-for-30 at any time on or prior to June 27, 2015, with the exact ratio to be set at a whole number within this range by the Board in its sole discretion. On April 15, 2015, the Board determined to set the reverse stock split ratio at 1-for-15 (the “Reverse Stock Split”) and approved the final form of Certificate of Amendment to the Certificate of Incorporation to effectuate the Reverse Stock Split (the “Certificate of Amendment”). The Certificate of Amendment was filed with the Secretary of State of the State of Delaware on April 17, 2015, and the Reverse Stock Split became effective in accordance with the terms of the Certificate of Amendment at 5:00 p.m. Eastern Time on April 20, 2015 (the “Effective Time”).

At the Effective Time, every fifteen shares of Common Stock issued and outstanding were automatically combined into one share of issued and outstanding Common Stock, without any change in the par value per share. The Company will not issue any fractional shares in connection with the Reverse Stock Split. Instead, fractional share interests will be rounded up to the next largest whole number. The Reverse Stock Split will not modify the rights or preferences of the Common Stock.

The Reverse Stock Split reduced the number of shares of Common Stock currently outstanding from approximately 146.3 million shares to approximately 9.8 million shares. Proportional adjustments have been made to the conversion and exercise prices of the Company’s outstanding warrants, convertible notes and stock options, and to the number of shares issued and issuable under the Company’s equity compensation plans.

The Company’s transfer agent, American Stock Transfer & Trust Company, LLC, is the exchange agent for the Reverse Stock Split and will provide stockholders of record holding certificates representing pre-split shares of Common Stock as of the Effective Time with a letter of transmittal providing instructions for the exchange of shares. Registered stockholders holding pre-split shares of Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split.

In connection with the Reverse Stock Split, the Company’s CUSIP number was changed to 374396208. The Common Stock began trading on The NASDAQ Capital Market on a split-adjusted basis on Tuesday, April 21, 2015.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment that effectuated the Reverse Stock Split as described herein, which was filed with the Secretary of State of the State of Delaware on April 17, 2015. The Certificate of Amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Gevo, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

	By:	/s/ Brett Lund
Brett Lund
Chief Legal Officer, General Counsel & Secretary
Date: April 22, 2015